UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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STEIN MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 21, 2016

This proxy statement supplement, dated May 11, 2016, supplements the definitive proxy statement filed by Stein Mart, Inc. (the “Company” or “Stein Mart”) with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 21, 2016 and mailed to Stein Mart’s shareholders on or about May 2, 2016 in connection with the solicitation by our Board of Directors of proxies to be used at our annual meeting of shareholders.

This supplement is being filed with the SEC and is being made available to shareholders on May 11, 2016. Only shareholders of record as of the close of business on April 14, 2016 are entitled to receive notice of and to vote at the annual meeting. All capitalized terms used but not defined in this supplement have the meanings ascribed to them in the proxy statement.

Except as described in this supplement, the information provided in the proxy statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the proxy statement, the information in this supplement is more current. The proxy statement contains important additional information. This supplement should be read in conjunction with the proxy statement.

Supplemental Disclosure Concerning Proposal 3

The purpose of this supplement is to provide updated information about the terms of the Stein Mart, Inc. 2001 Omnibus Plan, as Amended and Restated effective June 21, 2016 (the “Plan”), which shareholders have been asked to approve as Proposal 3 described in the proxy statement.

On May 10, 2016, the Company’s Board of Directors amended the terms of the Plan. The amendments, to be effective as of the date of shareholder approval of the Plan, enact the following changes to the Plan: (1) remove the ability of the Plan Committee to grant option awards with an exercise price below 100% of fair market value; (2) eliminate the “reload feature” of the Plan, which, if included in an award, could have allowed options to be reissued automatically following exercise of an outstanding option award; (3) clarify that share and dollar value limits set forth in the Plan with respect to restricted stock and performance share awards apply to all such awards to any Participants, not just awards intended to satisfy the “performance-based compensation” exception to the deductibility limitation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended; and (4) remove the Other Share-Based Awards section of the Plan, thereby placing stricter limits on the Plan Committee’s ability to make awards under the Plan.

Following adoption of the amendments, the Plan Committee no longer has the authority to issue an option award with an exercise price of less than 100% of fair market value of a share of Company common stock on the date of grant or include a “reload feature” in such option awards. The Plan Committee had not utilized the ability to issue options with a reduced exercise price or included the “reload feature” in past option awards and had no plans to utilize these provisions with respect to future option awards. Also, as amended, the Plan provides that (1) the aggregate number of shares granted pursuant to option and SAR awards under the Plan during any calendar year to any one Participant shall not exceed 1,000,000 shares, (2) the aggregate number of shares granted pursuant to restricted stock awards under the Plan during any calendar year to any one Participant shall not exceed 1,000,000 shares, and (3) the aggregate value of performance share awards granted under the Plan during any calendar year to any one Participant shall not exceed $1,000,000. These limitations are consistent with the limits described in the proxy statement. The complete text of the Plan, as amended, has been filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed on the date hereof. Shareholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the full text of the Plan at the SEC’s website: www.sec.gov.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE AMENDMENT AND RESTATEMENT OF THE STEIN MART, INC. 2001 OMNIBUS PLAN, AS FURTHER AMENDED IN THE MANNER DESCRIBED HEREIN, AND TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER.

Voting of Proxies

If you are a shareholder of record and you wish to change your vote on any matter, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our secretary, by mailing a proxy bearing a later date, by submitting new voting instructions by telephone or on the Internet, or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and are the shareholder of record (or, if your shares are held in “street name” you have a legal proxy as described above) and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

If you have already voted your shares and do not wish to change your vote, no further action is required. All validly executed proxy cards or votes cast via the telephone or Internet at any time (either prior to or after the date hereof) indicating a vote for or against approval of Proposal 3 will be deemed a vote for or against approval of the Plan, as further amended and described in this supplement.

By Order of the Board of Directors,

Gregory W. Kleffner Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 21, 2016: The 2015 Annual Report on Form 10-K, the proxy statement and this supplement of Stein Mart, Inc. are available online at www.proxyvote.com.

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